Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations Contacts:	Media Contact:
AngioDynamics Inc. Caitlin Stefanik (518) 795-1418 cstafanik@angiodynamics.com	FTI Consulting Jim Polson (312) 553-6730 Jim.Polson@fticonsulting.com, Kotaro Yoshida (212) 850-5690 Kotaro.Yoshida@fticonsulting.com	FTI Consulting Kimberly Ha (212) 850-5612 kimberly.ha@fticonsulting.com

AngioDynamics Reports Fiscal 2017 Second Quarter Results

•	Q2 net sales of $89.0 million, down 0.3% year-over-year
•	Q2 GAAP earnings per share of $0.37; non-GAAP adjusted EPS up 36% from Q2 Fiscal 2016
•	Q2 operating cash generation of $14.9 million; free cash flow generation of $13.6 million
•	Reiterates FY2017 revenue guidance; increases adjusted EPS and free cash flow guidance

ALBANY, N.Y., January 6, 2017 (GLOBE NEWSWIRE) – AngioDynamics (NASDAQ:ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, surgery, peripheral vascular disease and oncology, today reported financial results for the 2017 fiscal year second quarter ended November 30, 2016.

“Our second quarter results reflect a solid quarter of execution against our fiscal 2017 plan and expectations,” said Jim Clemmer, President and Chief Executive Officer of AngioDynamics. “We again saw results driven by the Peripheral Vascular franchise, enhanced by demand created by the Cook Medical angiographic catheter recall. Looking across the business, other areas of strength include continued momentum in BioFlo Midline in the Vascular Access franchise, as well as increased utilization in NanoKnife within Oncology/Surgery.”

Mr. Clemmer continued “As we move forward into the second half of fiscal 2017, we continue to make solid progress towards enhancing our operations and developing our long-term growth strategy. During the quarter, we implemented some operational improvements in the form of SKU rationalization, supply chain optimization and a more disciplined approach to controlling our SG&A costs, which we believe will result in improved profitability. Our senior management team continues to work diligently to develop and refine a growth strategy that will improve our operational performance, unlock strategic opportunities and create long-term value for our shareholders. We look forward to providing further updates on our strategic progress in the coming months.”

Second Quarter 2017 Financial Results
Net sales for the fiscal second quarter were $89.0 million, down 0.3% compared with $89.3 million a year ago. Currency did not have an impact in the quarter.

The following comparisons exclude the Boston Scientific supply agreement.

Peripheral Vascular net sales in the second quarter were $52.9 million compared to $51.1 million in the fiscal year 2016 second quarter. Vascular Access net sales in the second quarter were $23.6 million compared to $25.0 million a year ago. Oncology/Surgery net sales in the second quarter were $11.8 million compared to $12.5 million in the fiscal year 2016 second quarter. Overall U.S. net sales in the second quarter were $70.8 million compared to $70.7 million in the year ago second quarter. Overall International net sales in the second quarter were $17.4 million compared to $17.9 million a year ago.

In the second quarter of fiscal 2017 the Company recorded net income of $13.7 million, or $0.37 on a per share basis, driven primarily by adjustments to contingent consideration and operational improvements. The adjustments to contingent consideration comprise $16.5 million based upon a determination that both AngioVac and an R&D project related to tip location will no longer meet the necessary milestones that will require future liability payments. These gains were partially offset by a $3.6 million write-off of the intangible asset associated with the original consideration paid for the tip location project, as well as an unrelated $2.0 million write-off of the company’s investment in EmboMedics. The Company recorded a net loss of $0.3 million, or $0.01 on a per share basis, in the second quarter of fiscal 2016. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income for the second quarter of fiscal 2017 was $6.9 million, or $0.19 per share, compared to an adjusted net income of $5.1 million, or $0.14 per share, in the second quarter of fiscal 2016.

Adjusted EBITDA in the second quarter of fiscal 2017, excluding the items shown in the attached reconciliation table, was $16.1 million, or $0.43 per share, compared to $13.5 million, or $0.37 per share, in the second quarter of fiscal 2016.

In the second quarter of fiscal 2017, the Company generated $14.9 million in operating cash flow and $13.6 million in free cash flow. As of November 30, 2016, cash and cash equivalents were $35.7 million and debt was $116.5 million.

“Our prudent and thoughtful approach to financial management was apparent in our financial results, as we continue to exceed our projections in free cash flow generation” said Michael Greiner, Executive Vice President and Chief Financial Officer of AngioDynamics. “A strong balance sheet is critical to supporting our long-term growth strategy. During and after the quarter, we took steps to further strengthen our capital structure by entering into a new credit facility as well as paying down debt, which provides us flexibility going forward to capitalize on growth opportunities. We also authorized a share repurchase program, which will be supported by our continued free cash flow generation and underscores our confidence in the future of our business.”

Six Months Financial Results

For the six months ended November 30, 2016, net sales were $177.1 million compared to the $173.0 million reported a year ago. The Company's net income was $15.0 million, or $0.41 per share, compared to net loss of $1.1 million, or $0.03 per share, reported a year ago. Excluding the items shown in the attached quarterly non-GAAP reconciliation table, adjusted net income was $13.3 million, or $0.36 per share, compared to adjusted net income of $9.0 million, or $0.25 per share, a year ago. Adjusted EBITDA, excluding the items shown in the attached reconciliation table, was $31.0 million, or $0.84 per share, compared to $25.1 million, or $0.69 per share, in the year ago period.

Fiscal Year 2017 Financial Guidance
The Company announced its FY2017 revenue guidance will remain unchanged, with net sales guidance in the range of $355 million to $360 million. The Company is increasing its FY2017 adjusted EPS guidance from a range of $0.62 to $0.65 to a range of $0.65 to $0.67 and free cash flow guidance from greater than $30 million to greater than $35 million.

Conference Call
AngioDynamics will host a conference call today at 8:00am ET to discuss its second quarter results. To participate in the live call by telephone, please call 888-461-2031 and reference the Conference ID: 2977550. In addition, a live webcast and archived replay of the call will be available at investors.angiodynamics.com/events. To access the live webcast, please go to the website 15-minutes prior its start to register, download and install the necessary software.

Use of Non-GAAP Measures
Management uses non-GAAP measures to establish operational goals, and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported net sales excluding a supply agreement; adjusted EBITDA; adjusted gross profit; adjusted net income, adjusted earnings per share and free cash flow. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics
AngioDynamics Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, surgery, peripheral vascular disease and oncology. AngioDynamics' diverse product lines include market-leading ablation systems, fluid management systems, vascular access products, angiographic products and accessories drainage products, thrombolytic products and venous products. More information is available at AngioDynamics.com.

Trademarks
AngioDynamics, the AngioDynamics logo, BioFlo, AngioVac and NanoKnife are trademarks and/or registered trademarks of AngioDynamics Inc., an affiliate or a subsidiary. EmboMedics is a trademark and/or registered trademark of EmboMedics Inc.

Safe Harbor
This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate purchased businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2016 and its quarterly report on Form 10-Q for the fiscal period ended August 31, 2016. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue, and is similarly approved for commercialization in Canada, the European Union and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)
Net sales	$89,029	$89,284	$177,127	$173,037
Cost of sales (exclusive of intangible amortization)	44,019	43,400	87,085	83,782
Gross profit	45,010	45,884	90,042	89,255
% of net sales	50.6%	51.4%	50.8%	51.6%

Operating expenses
Research and development	5,913	6,179	12,622	12,308
Sales and marketing	19,524	21,378	39,012	42,578
General and administrative	7,784	8,082	15,952	15,996
Amortization of intangibles	4,291	4,483	8,526	8,898
Change in fair value of contingent consideration	(15,951)	306	(15,508)	661
Acquisition, restructuring and other items, net	7,861	3,913	10,278	6,056
Medical device excise tax	-	978	-	1,981
Total operating expenses	29,422	45,319	70,882	88,478
Operating income	15,588	565	19,160	777
Other (expense), net	(1,173)	(1,236)	(1,842)	(2,153)
Income (loss) before income taxes	14,415	(671)	17,318	(1,376)
Income tax expense (benefit)	681	(337)	2,284	(267)
Net income (loss)	$13,734	$(334)	$15,034	$(1,109)

Earnings (loss) per share
Basic	$0.37	$(0.01)	$0.41	$(0.03)
Diluted	$0.37	$(0.01)	$0.41	$(0.03)

Weighted average shares outstanding
Basic	36,807	36,140	36,606	36,051
Diluted	37,146	36,140	37,000	36,051

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Gross Profit to non-GAAP Adjusted Gross Profit

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Gross profit	$45,010	$45,884	$90,042	$89,255

Recall expenses included in cost of sales	205	-	205	-
Adjusted gross profit	$45,215	$45,884	$90,247	$89,255
Adjusted gross profit % of sales	50.8%	51.4%	51.0%	51.6%

Reconciliation of Net Income to non-GAAP Adjusted Net Income:

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Net income (loss)	$13,734	$(334)	$15,034	$(1,109)

Recall expenses included in cost of sales	205	-	205	-
Amortization of intangibles	4,291	4,483	8,526	8,898
Change in fair value of contingent consideration	(15,951)	306	(15,508)	661
Acquisition, restructuring and other items, net (1)	7,861	3,913	10,278	6,056
Tax effect of non-GAAP items (2)	(3,215)	(3,268)	(5,212)	(5,464)
Adjusted net income	$6,926	$5,100	$13,323	$9,042

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Diluted earnings (loss) per share	$0.37	$(0.01)	$0.41	$(0.03)

Recall expenses included in cost of sales	$0.01	-	0.01	-
Amortization of intangibles	$0.12	0.12	0.23	0.24
Change in fair value of contingent consideration	$(0.43)	0.01	(0.42)	0.02
Acquisition, restructuring and other items, net (1)	$0.21	0.11	0.28	0.17
Tax effect of non-GAAP items (2)	$(0.09)	(0.09)	(0.14)	(0.15)
Adjusted diluted sharecount effect (4)	$(0.00)	0.00	-	0.00
Adjusted diluted earnings per share	$0.19	$0.14	$0.36	$0.25

Adjusted diluted sharecount	37,146	36,256	37,000	36,399

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.

(2)  Represents the net tax effect of non-GAAP adjustments.  Based on our historical non-GAAP earnings, our tax effect of non-GAAP items has been calculated assuming no valuation allowance on our deferred tax assets and an effective tax rate of 36%.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA:

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Net income (loss)	$13,734	$(334)	$15,034	$(1,109)

Income tax expense (benefit)	(681)	337	(2,284)	267
Other (expense), net	(1,173)	(1,236)	(1,842)	(2,153)
Depreciation and amortization	6,033	7,078	12,076	14,072
EBITDA	21,621	7,643	31,236	14,849

Recall expenses included in cost of sales	205	-	205	-
Change in fair value of contingent consideration	(15,951)	306	(15,508)	661
Acquisition, restructuring and other items, net (1,2)	7,861	3,536	10,278	5,302
Credit card fees	704	809	1,397	1,450
Stock-based compensation	1,701	1,234	3,385	2,860
Adjusted EBITDA	$16,141	$13,528	$30,993	$25,122

Per diluted share:
EBITDA	$0.58	$0.21	$0.84	$0.41
Adjusted EBITDA	$0.43	$0.37	$0.84	$0.69

(1) Includes costs related to mergers and acquisition activities, integrations, restructurings, asset impairments and write-offs, litigation, and other items.
(2) Excludes depreciation expense captured in the depreciation and amortization component of the reconciliation.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
PRELIMINARY NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(unaudited in thousands)

	Three months ended					Six months ended
				Currency	Constant				Currency	Constant
	Nov 30,	Nov 30,	%	Impact	Currency	Nov 30,	Nov 30,	%	Impact	Currency
	2016	2015	Growth	(Pos) Neg	Growth	2016	2015	Growth	(Pos) Neg	Growth

Net Sales by Product Category
Peripheral Vascular	$52,895	$51,055	4%			$104,304	$98,161	6%
Vascular Access	23,553	25,020	-6%			48,558	49,665	-2%
Oncology/Surgery	11,780	12,471	-6%			22,844	23,805	-4%
Total Excluding Supply Agreement	88,228	88,546	0%	0%	0%	175,706	171,631	2%	1%	3%
Supply Agreement	801	738	9%	0%	9%	1,421	1,406	1%	0%	1%
Total	$89,029	$89,284	0%	0%	0%	$177,127	$173,037	2%	1%	3%
	$-	$-

Net Sales by Geography
United States	$70,782	$70,653	0%	0%	0%	$142,535	$139,022	3%	0%	3%
International	17,446	17,893	-2%	1%	-1%	33,171	32,609	2%	1%	3%
Supply Agreement	801	738	9%	0%	9%	1,421	1,406	1%	0%	1%
Total	$89,029	$89,284	0%	0%	0%	$177,127	$173,037	2%	1%	3%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Nov 30,	May 31,
	2016	2016
	(unaudited)	(unaudited)
Assets
Current Assets
Cash and cash equivalents	$35,664	$32,333
Marketable securities	1,203	1,653
Total cash and investments	36,867	33,986

Accounts receivable, net	50,171	52,867
Inventories	56,667	55,370
Prepaid income taxes	644	788
Prepaid expenses and other	3,453	3,243
Total current assets	147,802	146,254

Property, plant and equipment, net	47,116	48,284
Other non-current assets	1,561	3,827
Intangible assets, net	154,439	166,577
Goodwill	361,252	361,252
Total Assets	$712,170	$726,194

Liabilities and Stockholders' Equity
Current Liabilites
Accounts payable	$15,286	$15,616
Accrued liabilities	20,908	21,896
Income taxes payable	118	46
Current portion of long-term debt	5,000	16,250
Current portion of contingent consideration	9,440	12,919
Total current liabilities	50,752	66,727
Long-term debt, net of current portion	110,163	104,291
Deferred income taxes, long-term	23,750	21,684
Contingent consideration, net of current portion	3,073	25,356
Other long-term liabilities	1,083	908
Total Liabilities	188,821	218,966

Stockholders' equity	523,349	507,228
Total Liabilities and Stockholders' Equity	$712,170	$726,194

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2016	2015	2016	2015
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Cash flows from operating activities:
Net income (loss)	$13,734	$(334)	$15,034	$(1,109)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	6,133	7,197	12,286	14,310
Stock-based compensation	1,701	1,234	3,385	2,860
Change in fair value of contingent consideration	(15,951)	306	(15,508)	661
Fixed and intangible asset impairments and disposals	3,699	402	3,744	622
Deferred income taxes	505	(383)	2,070	(591)
Change in accounts receivable allowance	(413)	229	(610)	338
Write-off of other assets	2,685	-	2,685	-
Other	(594)	(248)	(576)	(261)
Changes in operating assets and liabilities, net of acquisitions:
Receivables	221	(1,017)	3,043	4,908
Inventories	1,491	3,449	(1,558)	(3,473)
Prepaid and other assets	401	464	(468)	(2,141)
Accounts payable and accrued liabilities	1,335	(1,720)	(1,140)	(1,846)
Net cash provided by (used in) operating activities	14,947	9,579	22,387	14,278

Cash flows from investing activities:
Additions to property, plant and equipment	(1,365)	(425)	(1,846)	(1,168)
Proceeds from sale or maturity of marketable securities	450	25	450	25
Net cash provided by (used in) investing activities	(915)	(400)	(1,396)	(1,143)

Cash flows from financing activities:
Repayment of long-term debt	(118,910)	(2,500)	(121,410)	(3,750)
Proceeds from issuance of long-term debt and revolver borrowings	116,471	-	116,471	-
Deferred financing costs on long-term debt	(1,177)	-	(1,177)	-
Payment of Contingent Consideration	(7,750)	(7,750)	(9,850)	(9,850)
Repurchase of shares	(7,840)	-	(7,840)	-
Proceeds from exercise of stock options and ESPP	3,601	(49)	6,404	1,230
Net cash provided by (used in) financing activities	(15,605)	(10,299)	(17,402)	(12,370)

Effect of exchange rate changes on cash	(174)	(152)	(258)	(160)
Increase (Decrease) in cash and cash equivalents	(1,747)	(1,272)	3,331	605

Cash and cash equivalents
Beginning of period	37,411	20,268	32,333	18,391
End of period	$35,664	$18,996	$35,664	$18,996

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Free Cash Flows:

	Three months ended		Six months ended
	Nov 30,	Nov 30,	Nov 30,	Nov 30,
	2016	2015	2016	2015
	(unaudited)		(unaudited)

Net cash provided by (used in) operating activities	$14,947	$9,579	$22,387	$14,278
Additions to property, plant and equipment	(1,365)	(425)	(1,846)	(1,168)
Free Cash Flow	$13,582	$9,154	$20,541	$13,110